U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

________________________________________________________________________________



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 4, 2004



                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                  ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Colorado
                                    --------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

          000-17325                                     88-0218499
          ---------                                     ----------
   (Commission File Number)                 (I.R.S. Employer Identification No.)


             5444 Westheimer Road, Suite 1570, Houston, Texas 77056
             ------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (713) 626-4700
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On May 27, 2004, Mr. Eze R. Echesi tendered his resignation with effect from June 2, 2004 as Chief Financial Officer of the Company due to demands on his time from his other official engagements and personal reasons. On June 3, 2004, the Board of Directors of the Company accepted Mr. Echesi's resignation. The Board of Directors appointed Mr. Cosmas Ikechukwu Okpala as Chief Financial Officer to succeed Mr. Echesi.

     Mr. Okpala has served as Senior Manager/Head of the Investment Banking Division of African Express Bank, Nigeria since February, 2003. From April 2001 to February 2003, Mr. Okpala served as General Manager/Chief Operating Officer of First Capital Garanti Limited. Mr. Okpala had previously spent 11 years in various financial positions with banks and private institutions. Mr. Okpala holds three degrees including a Masters of Business Administration from the University of Nigeria, a Masters of Banking & Finance from FINAFRICA, Italy and a Bachelor of Science in Business Administration from California State University, U.S.A.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      None
                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ENVIRONMENTAL REMEDIATION HOLDING CORPORATION




                                   By:    /s/ Chude Mba, President
                                          --------------------------------------
                                          Chude Mba, President




DATE:    June 4, 2004